EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use of our report dated February 29, 2008, except Note 17 related to the 2007 financial information, as to which the date is March 10, 2009, in this Annual Report (Form 10-K) of Sirius XM Radio Inc. (formerly Sirius Satellite Radio Inc.) with respect to the consolidated financial statements of Sirius XM Radio Inc. and Subsidiaries for the year ended December 31, 2009.

Our audit also included the financial statement schedule of Sirius XM Radio Inc. and Subsidiaries listed in Item 15(a)(2). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit. In our opinion, as to which the date is February 29, 2008, except Note 17 related to the 2007 financial information, as to which the date is March 10, 2009, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

Form S-3 No. 333-158135, No. 333-152548, No. 333-139869, No. 333-130949, No. 333-127169, No. 333-115695, No. 333-108387, No. 333-104406, No. 333-85847, No. 333-65602, and No. 333-64344

Form S-4 No. 333-144845

Form S-8 No. 333-160386, No. 333-159206, No. 333-158156, No. 333-156441, No. 333-152574, No. 333-149186, No. 333-142726, No. 333-139214, No. 333-133277, No. 333-125118, No. 333-119479, No. 333-111221, No. 333-106020, No. 333-101515, No. 333-100083, No. 333-81914, No. 333-74752, No. 333-65473, No. 333-62818, No. 333-47954, No. 333-31362, and No. 333-15085

of our report dated February 29, 2008, except Note 17 related to the 2007 financial information, as to which the date is March 10, 2009, with respect to the consolidated financial statements and schedule of Sirius XM Radio Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Sirius XM Radio Inc. for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

New York, NY
February 25, 2010